Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No.333-55843 and 333-32252) and S-8 (No. 33-38831, 33-40506, 33-53052, 33-53158, 33-63603, 33-82524, 333-07089, 333-07101, 333-07103, 333-07095, 333-11787, 333-11795, 333-31213 and 333-31233, 333-47372, 333-60441, 333-60443, 333-60445, 333-92713, 333-72530, 333-101212, 333-110492 and 333-118062) pertaining to the 1984 Stock Option Plan, the 1989 Employee Stock Purchase Plan, the 1994 Stock Option Plan, the 1995 Directors’ Stock Option Plan, the 1995 Replacement Option Plan, the 1998 Engineering Stock Incentive Plan, the 1999 Directors’ Stock Option Plan, the 1999 Retention Stock Option Plan, the 1999 Employee Stock Purchase Plan and the 2004 Stock Option Plan of Laserscope of our report dated April 28, 2005 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 2 on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 6, 2005